                   AMENDMENT NO. 1 TO AMENDED AND RESTATED
                       LOAN RESTRUCTURING AGREEMENT


     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN RESTRUCTURING AGREEMENT dated as of August 23, 1996 (this "Amendment") is entered into by and among New Energy Company of Indiana Limited Partnership, a limited partnership formed under the laws of Indiana (the "Borrower"), New Energy Corporation of Indiana, an Indiana corporation (the "General Partner") and The United States of America, acting by and through the Secretary of Energy (the "Secretary"). Capitalized terms used herein and not otherwise defined herein shall have the respective meaning ascribed to them in Article 1 of the Amended and Restated
                                       ---------
Loan Restructuring Agreement dated as of December 23, 1991 (the "Loan
Agreement").

     WHEREAS, The Borrower, the General Partner and the Secretary entered into the Loan Agreement for the purpose of amending the Loan Restructuring Agreement and restructuring the Indebtedness evidenced by the outstanding New Note No. 4;

     WHEREAS, by letter dated March 25, 1996, the Borrower, by reason of an marked increase in corn prices, requested that the Secretary allow the Borrower to suspend principal and interest payments on Note A until October 1, 1996, with such suspended amounts being added to Note B, which request was approved by the Secretary;

     WHEREAS by letter dated June 8, 1996, the Borrower requested further relief from payments of principal and interest on Note A and Note B and approval of a borrowing of $500,000 from the General Partner (the "General Partner Loan") and an amount to be determined by the Great American Insurance Company, an affiliate of the American Financial Group, Inc. or another affiliate thereof ("GAIC") which is supported by the collateral to be pledged to GAIC (the "GAIC Loan"), estimated to be approximately $10,000,000; and

     WHEREAS, subject to the terms hereof, the Secretary has agreed to further temporary relief from payments of principal and interest on Note A and Note B and approval of a borrowing by the Borrower from the General Partner and GAIC and the pledge of certain collateral to GAIC.

     NOW, THEREFORE, in consideration of the premises, the following mutual agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement is hereby amended as follows:

ARTICLE 1. ADDITIONS, DELETIONS AND AMENDMENTS TO THE LOAN AGREEMENT.
           ---------------------------------------------------------

          A.   Article 1.  DEFINITIONS. is hereby amended as follows:
                           -----------

          (1)  Adding the definitions of "Amendment No.
               "GAIC", "GAIC Collateral" , "GAIC Loan", "General
               Partner Loan" and "Loan Agreement".

               "Amendment No. 1.  Amendment No. 1 to Amended
                ---------------
          and Restated Loan Restructuring Agreement dated as of August 23, 1996, among the Borrower, the General Partner and the Secretary, pursuant to which the Loan Agreement was amended.

               GAIC Collateral.  The cash receivables and
               ---------------
          inventory pledged to GAIC pursuant to Loan and Security
          Agreement dated as of August 23, 1996, between the Borrower and GAIC.

               GAIC Loan.  The revolving loan from GAIC
               ---------
          to the Borrower in the principal amount not to exceed
          $10,000,000.

               GAIC Maturity Date.  December 31, 1997, provided
               ------------------
          however, in the event the GAIC Loan is not fully repaid by December 31, 1997, and the Borrower has extended the GAIC Loan, the GAIC Maturity Date shall be December 31, 1998.

               General Partner Loan.  The loan from the General
               --------------------
          Partner to the Borrower in the principal amount of $500,000.

               GAIC.  Great American Insurance Company, an
               ----
          affiliate of the American Financial Group, Inc., or any other affiliate thereof, together with its successors and assigns.

               Loan Agreement.  The Amended and Restated Loan
               --------------
          Restructuring Agreement dated as of December 23, 1991, among the Borrower, the General Partner and the Secretary."; and

          (2)  Amending the definition of "Borrower's Cash Flow",
          "Note A" and "Note B" to read as follows:

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               "Borrower's Cash Flow.  All Excess Cash Flow so
                --------------------
          long as, after giving effect to the current Borrower's use of such Excess Cash Flow, the Operating Account, Working Capital Account and Capital Expenditure Account contain in the aggregate at least $5,000,000, and not otherwise required to be paid to the Secretary or transferred to the Special Capital Expenditure Account pursuant to Section 2.3(b)(iii)(y) hereof.
                      ----------------------

               Note A. The promissory note of the Borrower in
               ------
          the form of Exhibit A-1 attached to the Loan Agreement,
                      -----------
          dated the date thereof, duly executed and delivered to the Secretary by the Borrower and payable to the order of the Secretary in substitution for (and not in discharge of the Indebtedness evidenced by) $55,000,000 of the $95,622,523.26 of principal and accrued interest outstanding as of the date of the Loan Agreement under the New Note No. 4 surrendered to the Borrower by the Secretary, as endorsed by the Borrower on the date of Amendment No. 1, a copy of which endorsement is attached hereto as Exhibit A, including any further endorsements, amendments, modifications, renewals or replacements of such promissory note.

               Note B. The promissory note of the Borrower in
               ------
          the form of Exhibit A-2 attached to the Loan Agreement,
                      -----------
          dated the date thereof, duly executed and delivered to the Secretary by the Borrower and payable to the order of the Secretary in substitution for (and not in discharge of the Indebtedness evidenced by) $40,622,523.26 of the $95,622,523.26 of principal and accrued interest outstanding as of the date of the Loan Agreement under the New Note No. 4 surrendered to the Borrower by the Secretary, as endorsed by the Borrower
          (i) on March 25, 1996, a copy of which endorsement is attached hereto as Exhibit B and (ii) on the date of Amendment No. 1, a copy of which endorsement is attached hereto as Exhibit C, including any further endorsements, amendments, modifications, renewals or replacements of such promissory note."; and

          (3)  Deleting the definition of "IEDB".

          B.   ARTICLE 2.  AMENDED TERMS is hereby amended as follows:
                           -------------

               (1) Section 2.3(a)(i) is hereby deleted and the following is inserted in lieu thereof:

               "(i) Regular Monthly Payments. (A) Commencing
                    ------------------------
          on April 30, 1992 and on the last day of each calendar


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          month thereafter to and including December 31, 1995,
          the Borrower shall make forty-four (44) consecutive monthly payments of principal and interest on Note A, each such monthly payment to be in the aggregate amount of $631,533.

          (B) Except as herein after provided, commencing on January 31, 1996 through and including the GAIC
          Maturity Date, the payments on Note A shall be suspended and the amount of $631,533 shall be added on the last day of each month to Note B.

          (C) In the event that (1) the monthly calculation of Cash Flow exceeds the interest then due and owing on the GAIC Loan; the GAIC Loan has been prepaid and has no current outstanding principal balance; the Operating Account has a balance of at least $1,500,000; the Working Capital Account has a balance of $2,000,000; and the Capital Expenditure Account has a balance of $1,300,000, the suspension of payment referred to in
          Section 2.3(a)(i)(B) above shall be all or partially
          --------------------
          terminated for such month and such Cash Flow (to the extent it exceeds the interest then due and owing on the GAIC Loan, prepayment of any outstanding balance of the GAIC Loan and the amounts of $1,500,000 in the Operating Account, $2,000,000 in the Working Capital Account and $1,300,000 in the Capital Expenditure Account) shall be first applied to towards the monthly $631,533 payment on Note A, second, applied to the monthly payment due to BDC and the balance shall be applied as a payment of Note B; (2) the GAIC Loan has been repaid in its entirety and the Borrower has terminated the GAIC Loan; and the Borrower has on deposit in its Operating Account at least the sum of $1,500,000, in its Working Capital Account the sum of $2,000,000 and in its Capital Expenditure Account the sum of $1,300,000, the suspension of the monthly payments due on Note A shall be irrevocably terminated and the Borrower shall be required to resume the monthly payments of $631,533; and (3) by December 31, 1996, the Borrower shall have made any payment on Note A pursuant to (1) above, then, unless the Borrower and the Secretary agree that the price of corn is projected to substantially increase in 1997 and by reason thereof, the Borrower will continue to experience cash flow difficulties in 1997, commencing January 31, 1997, the Borrower shall commence payments on a monthly basis of the interest then due and owing on Note A, with the principal amount continuing to be added to Note B.

          (D)  Commencing on 31st day following the GAIC Maturity
          Date and on the last day of each calendar month thereafter, the Borrower shall make consecutive monthly payments of principal and interest on Note A, each such monthly payment to be in the aggregate amount of $631,533.

          (E)  Any payment on Note A, pursuant to this Section
                                                       -------
          2.3(a)(i) shall be applied first to accrued but unpaid
          ---------
          interest on Note A until paid in full, and second, to the principal on Note A."

               (2) Section 2.3(b)(i) and (ii) is hereby deleted in its entirety and the following is inserted in lieu thereof:

               "(i)   Transfers to Working Capital Account and
                      ----------------------------------------
          Capital Expenditure Account.  Commencing on March 1,
          ---------------------------
          1992, and continuing each month thereafter, the Borrower shall, as soon as possible and in any event within fifteen (15) days after the last day of each calendar month, compute its Cash Flow for the immediately preceding calendar month in accordance with
          Exhibit 1 to Amendment No. 1 and shall, so long as the Borrower has on deposit in its Operating Account the sum of $1,500,000, transfer such Cash Flow in the following order of priority (a) to GAIC for payment of the accrued interest; (b) to GAIC for prepayment of the outstanding principal of the GAIC Loan; (c) to the Working Capital Account in an amount equal to the difference between $2,000,000 and the balance in the Working Capital Account as of the last day of such month, (d) to the Capital Expenditure Account in an amount equal to the difference between $1,300,000 and the balance in the Capital Expenditure Account as of the last day of such month, (e) to the payment of interest and/or principal of Note A and (f) to the payment of interest and/or principal of the Note B.

               (ii)  Payments from Excess Cash Flow.  On and
                     ------------------------------
          after repayment of the GAIC Loan in its entirety and termination of the GAIC Loan by Borrower, and to the extent there is Excess Cash Flow, Borrower shall, subject to the provisions of Section 2.3(b)(iii)(y)
                                       ----------------------
          hereto, pay to the Secretary (the "Note B Payment
          Amount") the sum of: (1) 90% of the lesser of (A)
          Excess Cash Flow for such month, or (B) $100,000, plus
          (2) 80% of the lesser of (A) the amount by which such Excess Cash Flow exceeds $100,000, or (B) $100,000, plus (3) 70% of the lesser of (A) the amount by which such Excess Cash Flow exceeds $200,000, or (B)
          $100,000, plus (4) 60% of such Excess Cash Flow in
          excess of $300,000. Any amount paid to the Secretary pursuant to this Section 2.3(b)(i) or (ii) shall be
                           -------------------------
          applied first to accrued but unpaid interest on Note B until paid in full and thereafter to the principal of
          Note B until the outstanding principal amount of Note B
          is paid in full. Thereafter, any amount paid to the Secretary pursuant to this Section 2.3(b)(ii) shall be
                                     ------------------
          applied as provided in Section 2.3(a)(ii) hereof.
                                 ------------------

          C.   ARTICLE 5. AFFIRMATIVE COVENANTS OF THE BORROWER is hereby
                          -------------------------------------
amended as follows:

               1. Section 5.3 is hereby amended by adding a new subsection (c) reading as follows:

               "(c) Until the GAIC Loan has been repaid in its entirety and Borrower shall have terminated the GAIC Loan, Borrower shall, so long as funds remain on deposit in the Capital Expenditure Account, from time to time, withdraw or transfer funds from the Capital Expenditure Account to the Operating Account prior to drawing down funds under the GAIC Loan.

               2. Section 5.17 is hereby amended by deleting the references to IEDB.

               3.  Adding new Section 5.27 reading as follows:

               "Section 5.27 DRAWDOWNS UNDER GAIC LOAN.  The
                             -------------------------
          Borrower agrees that it will transfer funds from the Working Capital Account and the Capital Expenditure Account into the Operating Account and use such transferred funds for operation and maintenance of the Plant prior to drawing down loans under the GAIC Loan."

          D.   ARTICLE 6 NEGATIVE COVENANTS OF THE BORROWER is hereby amended
                         ----------------------------------
as follows:

               1. Section 6.1 is hereby amended by deleting proviso at the end of the Section and inserting in lieu thereof the following:

          "provided, however, that any Lien permitted by this
            -------- -------
          Section 6.1 (other than the Lien securing the
          -----------
          Indebtedness permitted by subsections (a), (c) and (d)
          of Section 6.2 hereof) shall be junior and subordinate
             -----------
          to the Lien securing the Notes."

               2.  Section 6.2 is hereby amended by deleting
                   -----------
          subsection (c) and inserting in lieu thereof the following:

          "(c) the GAIC Loan secured by the GAIC Collateral, a copy of such loan documentation attached hereto as Exhibit D"; and

          adding a new subsection (f) reading as follows:

          "and the General Partner Loan, a copy of such promissory note of the Borrower attached hereto as Exhibit E".

               3. Section 6.11 is hereby amended by deleting the reference to IEDB.

               4. Section 6.12 is hereby deleted in its entirety and the following is inserted in lieu thereof:

               Section 6.12 Administration Fee.  From and after
                            -------------------
          the date hereof and so long as the GAIC Loan shall be outstanding, the Borrower shall be permitted to pay monthly in arrears to the General Partner only fifty percent (50%) of such month's amount of the Administration Fee. The amount of such Administration Fee not paid shall continue to accrue, but shall not be paid until the GAIC Loan shall have been repaid. Thereafter, the Borrower shall be permitted to pay monthly in arrears to the General Partner only fifty percent (50%) of such month's amount of the Administration Fee; provided, however, that if a
                              -----------------
          Default shall have occurred and is continuing, no amount of the Administration Fee for such month shall be paid. Any amount of Administration Fee not paid as a result of the Section 6.12 may continue to accrue and
                          ------------
          constitute a debt due to the General Partner from the Borrower, but shall not be paid, except out of Borrower's Cash Flow.

               5. Section 6.13 is hereby amended by adding after the words "the Borrower shall not" the words "until the GAIC Loan has been repaid, and then only" and deleting the word "except".

          E.   ARTICLE 7. COVENANTS OF THE GENERAL PARTNER is
                          --------------------------------
hereby amended by adding a new Section 7.16 reading as follows:

               "Section 7.16 New Equity.  The General Partner
                             ----------
          agrees that it will use its best efforts to raise additional funding that could be used to provide equity to the General Partner or another entity, which could then be made available (i) to the Borrower in the form of a loan or (ii) for the acquisition of Borrower's assets, on terms to be negotiated."

ARTICLE 2.     MISCELLANEOUS
               -------------

     A. This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     B. This Amendment shall be construed with and as a part of the Loan Agreement, as amended and supplemented hereby.

     C. The Loan Agreement, as amended and supplemented by this Amendment, is in all respects confirmed and shall, as so amended and supplement, remain in full force and effect.

     D. Unless specifically modified or amended by this Amendment, no existing rights, interests, duties or obligations of the parties to the Loan Agreement are affected, changed, or modified by the entering into this Amendment.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    NEW ENERGY COMPANY OF INDIANA
                                    LIMITED PARTNERSHIP, an
                                    Indiana limited partnership

                                    By its General Partner

                                        NEW ENERGY CORPORATION OF
                                        INDIANA, an Indiana
                                        corporation



                                        By: /s/
                                           -----------------------------------
                                           Larry W. Singleton
                                        Its:  President


                                    NEW ENERGY CORPORATION OF
                                    INDIANA, an Indian
                                    corporation



                                    By: /s/
                                       ---------------------------------------
                                       Larry W. Singleton
                                    Its:  President

                                    THE UNITED STATES OF AMERICA,
                                    acting by and through the
                                    Secretary of Energy



                                    By: /s/
                                       ---------------------------------------

                                    Its:  Contracting Officer